Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES FOURTH QUARTER EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON, TX, February 17, 2015 - Stage Stores, Inc. (NYSE: SSI) announced today that it will release its fiscal 2014 fourth quarter and full year financial results on Tuesday, March 3, 2015. The release of the Company’s fourth quarter and full year financial results will be followed by a conference call, which will be held at 8:30 a.m. Eastern Time on the same day.

Interested parties can participate in the Company’s conference call by dialing 703-639-1178. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's website at www.stagestoresinc.com and then clicking on Investor Relations, then Webcasts and then the webcast link. A replay of the conference call will be available online until midnight on Friday, March 13, 2015.

About Stage Stores
Stage Stores, Inc. operates 853 specialty department stores located in 40 states under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates and a direct-to-consumer channel. The Company’s stores, which operate primarily in small and mid-sized towns and communities, offer moderately priced, nationally recognized brand name and private label apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

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